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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

Shareowners and Board of Directors
Maytag Corporation

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Maytag Corporation Employee Stock Purchase Plan for Maytag-Galesburg Refrigeration Products Employees of our report dated January 22, 2002, with respect to the consolidated financial statements and schedule of Maytag Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                              ERNST & YOUNG LLP

Chicago, Illinois
March 6, 2003